UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2014

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 5.02 is incorporated by reference into this Item 1.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 25, 2014, Bryn Mawr Bank Corporation (the “Company”), parent of The Bryn Mawr Trust Company (the “Bank”), announced a succession plan, whereby, as of May 1, 2014, Francis J. Leto, will succeed Fredrick C. Peters, II, as President of the Company and the Bank. Mr. Leto will also assume the role of Chief Operating Officer of the Company and the Bank (“COO”) on May 1, 2014. Mr Peters will remain Chief Executive Officer of the Company and the Bank (“CEO”) until his retirement at December 31, 2014, and Mr. Leto will assume the role of CEO as of January 1, 2015.

Mr. Leto, 54, has been a director of the Company and the Bank since 2002, and Executive Vice President and head of the Bank’s Wealth Management Division since January 2009, with the added role of General Counsel of the Bank since April 2012. Mr. Leto has also been a member of the Board of Managers of Lau Associates LLC, a subsidiary of the Company, since September 2009 and its predecessor parent holding company, JNJ Holdings LLC, from September 2009 until it was merged out of existence on December 31, 2009. Prior to joining the Company and Bank in an officer capacity, Mr. Leto was General Counsel of Lifestyle Development, LP from October 2007 to January 2009.

On April 25, 2014, the Company, the Bank and Mr. Leto entered into an employment letter agreement (the “Agreement”) setting forth the terms of Mr. Leto’s employment as President and COO effective May 1, 2014, and CEO effective January 1, 2015. Pursuant to the Agreement, Mr. Leto’s annual salary, as may be adjusted from time to time in the Bank’s discretion, will be $385,000 from May 1, 2014 until December 31, 2014, and $425,000 beginning on January 1, 2015. Additionally, Mr. Leto will be eligible to earn an annual bonus as determined by the Boards of Directors of the Company (the “Board”) and the Bank. The Agreement also provides that Mr. Leto will be eligible to receive, at the discretion of the Board, equity compensation awards pursuant to the Company’s equity compensation plans including, but not limited to, a grant of 7,500 restricted stock units to be awarded in or around August 2014. Mr. Leto will also be entitled to participate in all of the Company’s and Bank’s employee benefit plans and arrangements that are generally available to executives and key management, and to receive reimbursement for reasonable expenses incurred in the performance of his duties. Pursuant to the Agreement, Mr. Leto’s employment is on an at-will basis. To the extent Mr. Leto is terminated by the Company and the Bank without Cause, or Mr. Leto voluntarily terminates his employment for Good Reason, Mr. Leto will be entitled to an amount equal to two times his then-annual salary subject to certain conditions (the “Severence Salary Amount”), 100% of applicable COBRA premiums for a period of 18 months post-termination, all Accrued Benefits, and the vesting of the unvested portion of all of Mr. Leto’s outstanding equity awards at the date of termination. Pursuant to the Agreement, Mr. Leto agreed to certain restrictive covenants including non-solicitation of employees and clients, non-competion, and confidentiality covenants. The Agreement also entitles Mr. Leto to reimbursement of up to $20,000 in attorneys fees incurred by him in connection with the review and negotiation of the Agreement. Under the terms of the Agreement, effective May 1, 2014, the Restrictive Covenant and Service Agreement entered into between the Bank and Mr. Leto on October 29, 2009 shall terminate, and any cash severence payments to be made to Mr. Leto pursuant to his Executive Change-of-Control Severance Agreement, dated November 2, 2009, will reduce the Severance Salary Amount discussed above.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 10.1 and incorporated into this Item 5.02 by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The information required to be disclosed herein by Item 404(a) of Regulation S-K is hereby incorporated by reference to the disclosure set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 2, 2014, under the heading “Transactions with Related Persons” beginning at page 50.

Item 7.01. Regulation FD Disclosure.

On April 25, 2014, the Company issued a Press Release, attached hereto as Exhibit 99.1, announcing the appointment of Mr. Leto as President and COO effective May 1, 2014, and CEO effective January 1, 2015.

The information in this Current Report on Form 8-K, including the exhibit attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Employment Letter Agreement, dated as of April 25, 2014, by and between Bryn Mawr Bank Corporation, The Bryn Mawr Trust Company and Francis J. Leto

99.1	Press Release dated April 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters, II
Frederick C. Peters, II
President and Chief Executive Officer

Date: April 25, 2014

EXHIBITS INDEX

Exhibit Number	Description

10.1	Employment Letter Agreement, dated as of April 25, 2014, by and between Bryn Mawr Bank Corporation, The Bryn Mawr Trust Company and Francis J. Leto

99.1	Press Release dated April 25, 2014